SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801
(Address of principal executive offices, including zip code)

(781) 376-5555
(Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement.

On May 6, 2011, Bridgeline Digital, Inc. (the “Company”) amended its loan arrangement (the “Amendment”) with Silicon Valley Bank (“SVB”). Under the terms of the existing agreement with SVB, the Company’s line of credit was limited to the lesser of (i) $5 million and (ii) 80% of eligible receivables as defined, and up to $2 million could be borrowed in out of formula borrowings for specified periods of time (provided the total amount outstanding does not exceed $5 million).

The Amendment:  (i) extended the maturity date of the line of credit for one year to March 31, 2013; (ii) revised certain financial covenants; and (iii) amended the out of formula borrowings to be structured as a $2 million term loan.  Interest on the term loan will be at SVB’s prime rate plus 1.75%.  Interest on the term loan will be paid until April 1, 2012 and on and after April 2, 2012, principal and interest on the term loan will be paid over 36 months ending on April 1, 2015.

A copy of the Amendment is attached as an exhibit to this Current Report on Form 8-K.  The foregoing description of the exhibit does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is incorporated by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No. 10.1	Exhibit Description Fourth Loan Modification Agreement dated May 6, 2011, between Bridgeline Digital, Inc., e.MAGINATION IG, LLC and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

Date: May 11, 2011	By:	/s/ Michael D. Prinn
Michael D. Prinn Vice President Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. 10.1	Exhibit Description Fourth Loan Modification Agreement dated May 6, 2011, between Bridgeline Digital, Inc., e.MAGINATION IG, LLC and Silicon Valley Bank.